EXHIBIT 16.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Member of	Parsippany, NJ 07054
Alliance of worldwide accounting firms	Tel: (973) 882-8810
Fax: (973) 882-0788
www.pzcpa.com

October 10, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K dated October 8, 2013 filed by Tianyin Pharmaceutical Co., Inc. (the “Company”), and are in agreement with the statements made by the Company with respect to us contained therein.

/s/ Patrizio and Zhao LLC
Patrizio and Zhao LLC